SECTION 1350 CERTIFICATION

I, Jack Stuart, certify, pursuant to 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report of New Fuel Systems Inc. on Form 10-Q for the quarterly period ended March 31, 2015, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of New Fuel Systems Inc.

Date: October 5, 2015	/s/ Jack Stuart
Jack Stuart
President and Chief Executive Officer